UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 19, 2004

Applied Micro Circuits Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	000-23193	94-2586591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6290 SEQUENCE DRIVE SAN DIEGO, CALIFORNIA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(858) 450-9333

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operation and Financial Condition.

On October 19, 2004, Applied Micro Circuits Corporation (“AMCC”) issued a press release regarding its financial results for the second quarter ended September 30, 2004. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

AMCC reports its financial results in accordance with GAAP and additionally on a non-GAAP basis referred to as pro forma. These pro forma measures are not in accordance with, nor are they a substitute for, GAAP measures and may not be consistent with the presentation used by other companies. AMCC uses the pro forma financial measures to evaluate and manage its operations. AMCC is providing this information to investors to allow for the performance of additional financial analysis and because it is consistent with the financial models and estimates published by analysts who follow AMCC.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document filed with the Commission.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release, dated October 19, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED MICRO CIRCUITS CORPORATION

Date: October 19, 2004	By:	/s/ Stephen M. Smith
Stephen M. Smith
Senior Vice President, Finance and Administration, and Chief Financial Officer

INDEX TO EXHIBITS

99.1	Press Release, dated October 19, 2004.